Exhibit 107

Calculation of Filing Fee Tables

FORM S-8
(Form Type)

IONEER LTD
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule (2)	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary Shares, no par value	Rule 457(c), (h)	90,000,000 (1)(3)	$0.3156	$28,404,000	$92.70 per $1,000,000	$2,633.06
Total Offering Amounts					$28,404,000		$2,633.06
Total Fee Offsets							—
Net Fee Due							$2,633.06
(1)
In addition to covering the number of ordinary shares, no par value (the “ordinary shares”) of ioneer Ltd (the “Company” or “Registrant”) stated above, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of options and other rights to acquire ordinary shares that may be granted pursuant to the ioneer Ltd Employee and Consultant Share Option Plan and the ioneer Ltd Incentive Plan (collectively, the “Plans”).

(2)
Estimated in accordance with Rule 457(c) and (h) solely for purposes of calculating the registration fee. The proposed maximum offering price per ordinary share and the proposed maximum aggregate offering price are based on the average of the $12.75 (high) and $12.50 (low) sale price of the Registrant’s American Depositary Shares (symbol “IONR”) as reported on the Nasdaq Capital Market on July 12, 2022, which date is within five business days prior to filing this Registration Statement, as adjusted for the 40:1 deposit ratio of American Depositary Shares to ordinary shares.

(3)
Represents 90,000,000 ordinary shares reserved for issuance under the Plans. Pursuant to Rule 416(a) under the Securities Act, there are also being registered such additional ordinary shares that become available under the foregoing Plans in connection with changes in the number of outstanding ordinary shares because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding ordinary shares are converted or exchanged.